Exhibit 1

AGREEMENT, INCLUDING PROMISSORY NOTE  (herein, the "Agreement")
 (Short Term)

Amount: $150,000.00

FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, Bullion River Gold Corporation ("Maker") PROMISES TO PAY John Cade ("Holder") the principal sum of $150,000.00, subject to the following terms and conditions:

1. The principal amount will bear an interest rate of zero percent (0.00%), and will be due and payable on or before June 30, 2007. There is no penalty for prepayment of any amount.

2. Until this Note is paid in full, and Subject to agreement by Elton Participation Corporation, a British Virgin Islands Corporation ("Elton"), Maker grants Holder a security interest in French Gulch (Nevada) Mining Corporation ("French Gulch") common stock that, regardless of perfection date, is junior to Elton's senior security interest in four million dollars ($4,000,000.00) of French Gulch stock.

3. Holder is granted the right to subscribe for and purchase up to one hundred fifty thousand (150,000) warrant shares of Maker's common stock according to the terms and provisions of the Common Stock Purchase Warrant and Registration Rights Agreement that are, respectively, attached and incorporated as Attachments 1 and 2. One warrant share may be purchased for each dollar Holder advances to Maker under this Note (for example only, if $100,000 is inserted as the principal sum above, 100,000 warrant shares may be purchased).

4. Maker agrees that Holder may, at Holder's discretion, and any time from March 30, 2007, to March 30, 2008, participate (including investment and/or reinvestment) in any transaction that provides financing to Maker. Holder has until March 30, 2008, to invest or reinvest under the same terms and conditions as those offered to other participants, if any, in the same transaction.

Unless and until written notice to the contrary is given to Maker, all payments under this Note shall be made in United States currency or negotiable instruments, at the discretion of Holder, delivered):

John Cade
2186 Vallejo St. #4
San Francisco, CA 94123

Any assignment for the benefit of creditors by Maker, or the institution by or against Maker of any proceedings under the Bankruptcy Act or law of similar effect shall make this Note immediately due and payable.

This document, together with Attachments 1 and 2, the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile, with receipt of successful transmission at the facsimile numbers set forth in this document prior to 5:30 p.m. (Nevada time), Monday through Friday, excluding holidays and weekends ("Regular Business Days"); (b) the next Regular Business Day after the date of transmission, if such notice or communication is delivered via facsimile, with receipt of successful transmission, at the facsimile number set forth in this document, that is not a Regular Business Day or later than 5:30 p.m. (Nevada time) on the Regular Business Day, (c) the 2nd Regular Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

All questions concerning the construction, validity, enforcement and interpretation of this document or any documents referenced herein shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, without regard to the principles of conflicts of law. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other documents referred to herein (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Reno. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Reno, State of Nevada, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the documents referenced herein), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding.

Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of this Agreement or the herein referenced documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. If any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of March 30, 2007.

BULLION RIVER GOLD CORP. INC.	Address for Notice:

3500 Lakeside Court, Suite 200
/s/ Peter M. Kuhn	Reno, Nevada 89509
By: Peter M. Kuhn	Fax: (775) 324-7893
Its: President

HOLDER:	Address for Notice:
John Cade
By: 2186 Vallejo St. #4
Its: San Francisco, CA 94123